SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: November 21, 2007
                        (Date of earliest event reported)


                               DIRECT INSITE CORP.
             (Exact Name of Registrant as Specified in its Charter)



    Delaware                        0-20660                11-2895590
    ---------                       -------                ----------
 (State or other                  (Commission             (IRS  Employer
 jurisdiction of                   File Number)            Identification
 incorporation)                                               Number)


                       80 Orville Drive, Bohemia, NY 11716
                       ----------------------------- -----
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (631) 873-2900
                                 --------------

              ----------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange
     Act (17 CFR 240.13e-4c)

Item 1.01  Entry into a Material Definitive Agreement

     On November 21, 2007, Registrant and Metropolitan Venture Partners II, L.P. ("MetVP") entered into an agreement resolving certain disputes which had arisen with respect to the payment of dividends and interest to MetVP as the holder of Registrant's Series A Preferred Stock. The Agreement provides that, in addition to the undisputed sum of $1,405,615.00, Registrant will be paying an additional $500,000.00 through September 25, 2008 in consideration of past, present and future dividend and interest payments through that date. All payments are conditioned upon there being funds legally available for such payments when due. The agreement further provides for the issuance to MetVP of 100,000 restricted shares of the Registrant' common stock. Reference is made to Exhibit 10 for a more detailed description of this transaction.


Item 9.01  Financial Statements and Exhibits

     10 Settlement Agreement between Direct Insite Corp. and Metropolitan Venture Partners II, L.P. dated November 21, 2007.


                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          DIRECT INSITE CORP.


                                          By: /s/ Michael J. Beecher
                                              -----------------------
                                              Michael J. Beecher
                                              Chief Financial Officer

Dated:   November 27, 2007